Exhibit 10.3(b)
FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (this “First Amendment”) is made and entered into this 7th day of May, 2024 (“Effective Date”), by and between 7495 RP, LLC, a Maryland limited liability company, having an address at 5377 Jackson Mountain Road, Frederick, Maryland 21702 (“Landlord”), and CARTESIAN THERAPEUTICS, INC., a Delaware corporation, having a headquarters address at 704 Quince Orchard Road (Suite 140), Gaithersburg, Maryland 20878 (“Tenant”).

RECITALS

    This First Amendment is made and entered with respect to the following:

R-1.Landlord and Tenant are the current parties to that certain Lease dated February 28, 2024 (the “Lease”), pursuant to which Landlord has agreed to lease to Tenant approximately 19,199 square feet of Rentable Area on the first floor (the “Existing Premises”) of the building located at 7495 New Horizon Way, Frederick, Maryland 21702 (“Building”)
R-2.Landlord desires to lease to Tenant and Tenant desires to lease from Landlord on the terms set forth herein, in addition to the Existing Premises, approximately 7,842 square feet of Rentable Area designated as Suite 220 and Suite 230 (the “Expansion Premises”) located on the second (2nd) floor of the Building. The Expansion Premises is more particularly shown on Exhibit “A” which is attached hereto and made a part hereof.
R-3.Landlord and Tenant desire to expand the Existing Premises to include the Expansion Premises, and to otherwise modify the Lease as set forth herein in this First Amendment.
NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by Landlord and Tenant, Landlord and Tenant covenant and agree as follows:
1.RECITALS; CAPITALIZED TERMS. The above-mentioned Recitals are incorporated herein by this reference as though fully set forth at length. Capitalized terms used in this First Amendment but not defined herein shall have the meanings ascribed to them in the Lease.
2.TERM. The term of the Lease with respect to the Expansion Premises (“Expansion Premises Term”) shall commence as of the Effective Date (the “Expansion Premises Lease Commencement Date”) and shall expire at the expiration of the Term of the Lease (it being the intent of the parties that the term of Tenant’s leasing of the Existing Premises and the term of Tenant’s leasing of the Expansion Premises shall be coterminous). The first “Expansion Premises Lease Year” (or “EPLY”) shall commence on the Expansion Premises Commencement Date and shall end on the last day of the first Lease Year (as defined in Section

1.1 of the Lease). Each subsequent year shall be coterminous with the corresponding Lease Year as provided for in the Lease.
3.DELIVERY; ALLOWANCE.
(a)Tenant shall accept the Expansion Premises in its “as is” condition on the Expansion Premises Commencement Date; provided, however, that Landlord will deliver the Expansion Premises with all fixtures, equipment and Building systems servicing the Expansion Premises in good repair and working order. Tenant has had an opportunity to inspect the Expansion Premises and has determined that the same is sufficient for Tenant’s use thereof.
(a)Landlord shall repair with reasonable promptness any latent defects in said Building systems reported by Tenant to Landlord in writing within 360 days of the Commencement Date. If identified in writing, Landlord shall, at Landlord’s sole cost and expense, commence to repair or replace said item(s) within a commercially-reasonable period of time following receipt of such notice.
(b)If Landlord does not deliver possession of the Expansion Premises on the Expansion Premises Commencement Date or any other date targeted therefor, Landlord shall not have any liability whatsoever to Tenant on account of such failure to deliver possession of the Expansion Premises to Tenant and neither this First Amendment nor the Lease shall be rendered void or voidable as a result of such delay. However, under such circumstances, the Expansion Premises Commencement Date shall be postponed until Landlord has delivered possession of the Expansion Premises to Tenant.
(c)Landlord shall provide Tenant a tenant improvement allowance of up to Seventy-Eight Thousand Four Hundred and Twenty Dollars ($78,420.00) (the “Expansion Allowance”) which shall be payable and subject to the same terms and provisions as provided for the disbursement of the Improvement Allowance in Exhibit B-1 of the Lease.
4.PREMISES. Beginning on the Expansion Premises Commencement Date, Tenant shall lease the Expansion Premises from Landlord subject to the terms of the Lease, as modified hereby. Notwithstanding any provision of the Lease to the contrary, from and after the Expansion Premises Commencement Date, except where there is a conflict with the terms of this First Amendment, the “Premises,” as such term is used in the Lease, shall include the Existing Premises and the Expansion Premises, containing a total of approximately 27,041 square feet of Rentable Area. The Premises (including the Existing Premises and the Expansion Premises) shall be known as 7495 New Horizon Way, Suites 130, 140, 150, 220 and 230, Frederick, Maryland 21702. As of the Effective Date, Section 2.2.1(b) of the Lease is hereby amended to replace “twenty-five and nine tenths percent (25.9%)” with “thirty-six and five tenths percent (36.5%).”

5.RENT.

(a)Expansion Premises Annual Rent. In addition to the Base Rent with respect to the Existing Premises, Tenant shall pay to Landlord Base Rent with respect to the Expansion Premises (“Expansion Premises Base Rent”) as follows:

Lease Year	Annual Rent	Monthly Base Rent	Rent Per Square Foot
EPLY-end of 1st Lease Year*	$266,628.00	$22,219.00	$34.00
2	$274,626.84	$22,885.57	$35.02
3	$282,860.94	$23,571.75	$36.07
4	$291,330.30	$24,277.53	$37.15
5	$300,113.34	$25,009.45	$38.27
6	$309,131.64	$25,760.97	$39.42
7	$318,385.20	$26,532.10	$40.60
*This period may be less than twelve full calendar months
The foregoing Base Rent for the Expansion Premises shall be paid by Tenant to Landlord in accordance with the terms of the Lease, commencing on the first (1st) day of the fourth (4th) month following the Expansion Premises Lease Commencement Date. In the event the Expansion Premises Commencement Date is on other than the first day of a calendar month, then the Rent payment for such partial month shall be prorated on a per diem basis.

(b)Additional Rent. Tenant shall pay all Additional Rent for the Expansion Premises as required pursuant to the terms of the Lease, including, but not limited to, Section 2 thereof.
6.SECURITY DEPOSIT. The parties acknowledge that Landlord is currently holding a security deposit in the amount of $225,588.25. Simultaneously with the execution and delivery of this First Amendment, Tenant shall deposit with Landlord an additional security deposit in the amount of $66,657.00 (which amount represents three (3) months of Base Rent for the Expansion Premises). Landlord shall hold, apply and disburse the entire security deposit (i.e., $292,245.25) in accordance with the applicable provisions of the Lease concerning the Security Deposit.

7.REPRESENTATIONS.
A.To induce Landlord to enter into this First Amendment, Tenant hereby represents and warrants to Landlord that as of the date of this First Amendment:
(a)    Tenant has not assigned the Lease or sublet any portion of the Existing Premises;
(b)    The Lease is unmodified (except as otherwise expressly set forth to the contrary in this First Amendment) and is in full force and effect;
(c)    Tenant has no claims against Landlord arising under or in connection with the Lease, and Tenant has no set off or defenses against the enforcement of any right or remedy of Landlord under the Lease; and
(d)    Landlord is not in default of any of its obligations under the Lease and no event has occurred and no condition exists which, with the giving of notice or the lapse of time, or both, will constitute a default by Landlord under the Lease.
B.    Landlord hereby represents and warrants to Tenant as of the date of this First Amendment:
(a)    The Lease is unmodified (except as otherwise expressly set forth to the contrary in this First Amendment) and is in full force and effect; and
(b)    To Landlord’s knowledge, Tenant is not in default of any of its obligations under the Lease and no event has occurred and no condition exists which, with the giving of notice or the lapse of time, or both, will constitute a default by Tenant under the Lease.
8.RATIFICATION. Unless a term or condition of the Lease is expressly contradicted by the terms of this First Amendment or modified hereby, all terms and conditions of the Lease shall remain in full force and effect and continue to bind Landlord and Tenant. In the event that a term of this First Amendment is fundamentally inconsistent with a term of the Lease, the terms of this First Amendment shall control. The terms of the Lease, as modified hereby, are ratified and affirmed by the parties.
9.ENTIRE AGREEMENT. This First Amendment constitutes the entire agreement of the parties with respect to the subject matter addressed herein. No terms, conditions, representations, warranties, promises, or understandings, of any nature whatsoever, express or implied, have been made or relied upon by any party hereto. This First Amendment may not be modified, waived, discharged or terminated other than by a writing executed by the parties hereto.
10.BROKER. Landlord and Tenant each represent and warrant to the other that it has not employed any broker, agent or finder with regard to this First Amendment, other than Scheer Partners, Inc. which shall be paid by Landlord pursuant to a separate agreement. Each party hereby indemnifies and holds harmless the other for any other claims relating to commissions or brokerage fees arising from a breach of the foregoing representation and warranty.
11.BINDING EFFECT; MERGER. The terms and provisions of this First Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns under the Lease. Notwithstanding anything herein to the contrary, in the event Landlord obtains a judgment against Tenant in connection with the Lease, the Lease shall not merge into the judgment.
12.COUNTERPARTS; ELECTRONIC SIGNATURES. This First Amendment may be executed in multiple counterparts each of which counterparts shall be deemed an original and all of which counterparts collectively shall constitute one and the same document. The parties agree that the signatures of the person executing this First Amendment may be transmitted via electronic means and shall be sufficient evidence of the execution of this First Amendment.
13.GOVERNING LAW. This First Amendment shall be governed by and ·interpreted under the laws of the State of Maryland.
14.AUTHORITY. Each individual executing this First Amendment hereby represents and warrants that she or he has the capacity set forth on the signature pages hereof with full power and authority to bind the party on whose behalf she or he is executing this First Amendment to the terms hereof. The parties have read and understood this First Amendment and have had the opportunity to consult with legal counsel with respect hereto.
[Signature Page Follows]

[Signature Page to First Amendment to Lease Agreement]

IN WITNESS WHEREOF, each party hereto has executed and ensealed this First Amendment to Lease Agreement or caused it to be executed and ensealed on its behalf by its duly authorized representatives, the day and year first written above.

        LANDLORD:

        7495 RP, LLC

    By: /s/ William C. Robertson
         Name: William C. Robertson
         Title: Manager

        TENANT:

        CARTESIAN THERAPEUTICS, INC.

    By: /s/ Blaine Davis
         Name: Blaine Davis
         Title: Chief Financial Officer

EXHIBIT “A”
EXPANSION PREMISES
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